As filed with the Securities and Exchange Commission on May 23, 2002
                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        CBL & ASSOCIATES PROPERTIES, INC.
               (Exact name of issuer as specified in its charter)


                    Delaware                              62-1545718
        ---------------------------------           ----------------------
          (State or other jurisdiction                 (I.R.S. Employer
        of incorporation or organization)           Identification Number)


                            2030 Hamilton Place Blvd.
                                    Suite 500
                          Chattanooga, Tennessee 37421
                                 (423) 855-0001
                          ----------------------------
    (Address, including zip code, and telephone number, including area code, of principal executive offices)

           CBL & Associates Properties, Inc. 1993 Stock Incentive Plan
                            (Full title of the plan)

                               Charles B. Lebovitz
                       Chairman of the Board of Directors
                           and Chief Executive Officer
                        CBL & Associates Properties, Inc.
                            2030 Hamilton Place Blvd.
                                    Suite 500
                          Chattanooga, Tennessee 37421
                                 (423) 855-0001
                          ----------------------------
            (Name, address (including zip code) and telephone number
                   (including area code) of agent for service)

                            ------------------------
                                    COPY TO:
                              Yaacov M. Gross, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                            New York, New York 10019
                                 (212) 728-8000

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                                    Proposed
                                    Proposed         maximum
Title of           Amount to be      maximum        aggregate       Amount of
securities to be    registered   offering price     offering      registration
registered              (1)       per share (2)     price (2)        fee (3)
--------------------------------------------------------------------------------
Common Stock,
$0.01 par value
per share            1,200,000       $35.20        $42,240,000      $3,886.08
--------------------------------------------------------------------------------

(1) This Registration Statement covers an additional 1,200,000 shares authorized to be issued under the CBL & Associates Properties, Inc. 1993 Stock Incentive Plan, as amended (the "Plan"). In addition, this Registration Statement covers an indeterminable number of additional shares as may hereafter be offered or issued pursuant to the Plan, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration and pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act").

(2) Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act, based on the average of high and low prices reported on the New York Stock Exchange on May 17, 2002.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by CBL & Associates Properties, Inc. (the "Company"), are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act").

          (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002 filed pursuant to the Exchange Act.

          (c) The Company's Current Reports on Form 8-K filed under the Exchange Act on March 15, 2002, April 25, 2002 and May 13, 2002.

          (d) The Company's Registration Statements on Form S-8 (Registration Nos. 33-73376, 333-04295 and 333-41768), filed under the Securities Act on December 23, 1993, May 22, 1996 and July 19, 2000, respectively.

          (e) The description of the Company's common stock, $0.01 par value per share, which is incorporated by reference into the Company's registration statement on Form 8-A, filed under the Exchange Act on October 25, 1993 and contained in the prospectus filed with the Company's Registration Statement on Form S-11 (Registration No. 33-67372), filed under the Securities Act on August 12, 1993, as amended by the amendments to the Form S-11 filed on October 5, 1993, October 26, 1993 and January 27, 1994, respectively, as such description was updated in the Company's Registration Statement on Form S-3 (Registration No. 333-47041), filed under the Securities Act on March 23, 1998.

     In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

Item 8. EXHIBITS

Exhibit No.
-----------

   5 Opinion of Willkie Farr & Gallagher, counsel to the Company, as to the legality of the shares to be issued.

   23.1        Consent of Arthur Andersen LLP.

   23.2        Consent of Willkie Farr & Gallagher (included in Exhibit 5).

   24          Power of Attorney (Reference is made to the signature page).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, on the 23rd day of May, 2002.

                                        CBL & ASSOCIATES PROPERTIES, INC.


                                        By:  /s/ John N. Foy
                                             -----------------------------------
                                             John N. Foy
                                             Vice Chairman of the Board
                                             and Chief Financial Officer

                                POWER OF ATTORNEY
                                -----------------

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles B. Lebovitz, John N. Foy and Stephen D. Lebovitz and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

        Signature                        Title                       Date
        ---------                        -----                       ----

/s/ Charles B. Lebovitz         Chairman of the Board of          May 23, 2002
--------------------------      Directors and Chief
Charles B. Lebovitz             Executive Officer
                                (Principal Executive
                                Officer)


/s/ John N. Foy                 Director, Vice Chairman of        May 23, 2002
--------------------------      the Board of Directors,
John N. Foy                     Chief Financial Officer
                                and Treasurer (Principal
                                Financial and Accounting
                                Officer)


/s/ Stephen D. Lebovitz         Director, President and           May 23, 2002
--------------------------      Secretary
Stephen D. Lebovitz


/s/ Claude M. Ballard           Director                          May 23, 2002
--------------------------
Claude M. Ballard

/s/ Leo Fields                  Director                          May 23, 2002
--------------------------
Leo Fields


/s/ William J. Poorvu           Director                          May 23, 2002
--------------------------
William J. Poorvu


/s/ Winston W. Walker           Director                          May 23, 2002
--------------------------
Winston W. Walker


/s/ Martin J. Cleary            Director                          May 23, 2002
--------------------------
Martin J. Cleary


/s/ Gary L. Bryenton            Director                          May 23, 2002
--------------------------
Gary L. Bryenton

                                  EXHIBIT INDEX


     Exhibit No.                              Description
     -----------       ---------------------------------------------------------

          5 Opinion of Willkie Farr & Gallagher, counsel to the Company, as to the legality of the shares to be issued.

        23.1           Consent of Arthur Andersen LLP.

        23.2           Consent of Willkie Farr & Gallagher (contained in Exhibit
                       5).

         24 Power of Attorney (reference is made to the signature page).